UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020 (August 19, 2020)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2020, Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) for the Company’s Senior Unsecured Convertible Promissory Note due August 19, 2021 (the “Note”), with an aggregate principal face amount of $365,168.54. The Note is, subject to certain conditions, convertible into an aggregate of 3,943,820 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $0.10 (“Fixed Conversion Price”). Pursuant to the Purchase Agreement, the Company also issued a five-year common stock purchase warrant (the “Warrant”) to purchase up to 800,000 shares of Common Stock (the “Warrant Shares” and collectively with the Note, the Conversion Shares, and the Warrant, the “Securities”) at an exercise price of $0.50, subject to customary adjustments. The Warrant is immediately exercisable upon issuance and on a cashless basis if the Warrant has not been registered 180 days after the date of issuance. The closing of the offering of the Securities occurred simultaneously with the execution and delivery of the Purchase Agreement and related transaction documents, pursuant to which the Investor purchased the Securities for an aggregate purchase price of $325,000. The Company has also granted the Investor certain automatic and piggy-back registration rights whereby the Company has agreed to register the resale by the Investor of the Warrant Shares and Conversion Shares. The Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

The Note bears interest at a rate of eight percent (8%) per annum, may be voluntarily repaid in cash in full or in part by the Company at any time (subject to the occurrence of an event of default) in an amount equal to 115% of the principal amount of the Note and any accrued and unpaid interest, and shall be mandatorily repaid in cash in an amount equal to 115% of the principal amount of the Note and any accrued and unpaid interest in the event of the consummation by the Company of any public or private offering or other financing pursuant to which the Company receives gross proceeds of at least $2,500,000. The Note is convertible at any time by the Investor and the Company shall have the right to request that the Investor convert the Note in full or in part at the Fixed Conversion Price (subject to the Company’s compliance with certain equity conditions provided therein and no existence of an event of default) in the event that the VWAP (as defined in the Note) of the Common Stock exceeds $0.75 for twenty consecutive trading days. In addition, pursuant to the Note, so long as the Note remains outstanding, the Company shall not enter into any financing transactions pursuant to which the Company sells its securities at a price lower than the Fixed Conversion Price, subject to certain adjustments, without written consent of the Investor.

The conversion of the Note and the exercise of the Warrant are each subject to beneficial ownership limitations such that the Investor may not convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in the Investor being the beneficial owner in excess of 4.99% (or, upon election of the Investor, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such conversion or exercise, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

Pursuant to the Purchase Agreement, for so long as the Securities are outstanding, the Investor has a right to participate in any issuance of the Common Stock, Common Stock Equivalents (as defined in the Purchase Agreement), conventional debt, or a combination of such securities and/or debt (a “Subsequent Financing”), up to an amount equal to thirty-five percent (35%) of the Subsequent Financing.

The Purchase Agreement, Note and Warrant each contain customary events of default, representations, warranties, agreements of the Company and the Investor and customary indemnification rights and obligations of the parties thereto, as applicable. The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Securities. The Investor represented that it is an accredited investor and purchased the Securities for investment and not with a view to distribution.

The foregoing description of the Purchase Agreement, the Note, and the Warrant is qualified in its entirety by reference to the full text of such Purchase Agreement, Note and Warrant, the forms of which are attached as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”), and which are incorporated herein in their entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Agreement and the Note is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2020, the Company granted to certain of its executive officers (each a “Grantee” and collectively, the “Grantees”), outside of the Company’s existing equity compensation plans, and pursuant to certain Restricted Stock Agreements, each dated August 19, 2020 (the “Restricted Stock Agreements”), an aggregate of 2,500,000 shares of Restricted Stock (as such term is defined in such Restricted Stock Agreements (collectively the “August 2020 Grants”) as follows: (i) to Stanton E. Ross, the Company’s President, Chief Executive Officer and Chairman of the Board, 2,000,000 shares of Restricted Stock; and (ii) to Daniel F. Hutchins, the Company’s Chief Financial Officer, Treasurer and Secretary, 500,000 shares of Restricted Stock.

Each of the August 2020 Grants are scheduled to vest in equal installments at the end of each calendar quarter, beginning with the quarter ending September 30, 2020 and terminating with the quarter ending June 30, 2022, contingent upon such executive officer’s continued service to the Company at such points in time. Additionally, if a Grantee becomes associated in any way, including being employed by or owning more than a 1% equity interest in any business that competes, directly or indirectly, with the Company in any geographical area in which the Company does business, or if a Grantee engages in criminal conduct relating to the Company or any of its subsidiaries, or engages in conduct involving moral turpitude, then all shares of Restricted Stock that have not yet vested will be forfeited by such Grantee immediately. Also, in the event of a Change of Control (as such term is defined in the Restricted Stock Agreements), all unvested shares of Restricted Stock will immediately vest. Further, if a Grantee’s service relationship with the Company is terminated by reason of his death, Retirement (as such term is defined in the Restricted Stock Agreements) or Disability (as such term is defined in the Restricted Stock Agreements), all unvested shares of Restricted Stock will also immediately vest.

The above actions were unanimously approved by the Compensation Committee of the Board.

The foregoing description of the August 2020 Grants is not complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreements, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 4.1	Form of Senior Unsecured Convertible Promissory Note, due August 19, 2021.
Exhibit 4.2	Form of Common Stock Purchase Warrant, dated August 19, 2020.
Exhibit 10.1	Form of Securities Purchase Agreement, dated as of August 19, 2020, by and between the Company and the Investor.
Exhibit 10.2	Form of Restricted Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2020

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer